UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2025 (the “Effective Date”), the Crypto Company (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with YWRC Holdings, Inc. (the “Consultant”). The Consulting Agreement has an initial term of six months, commencing on the Effective Date. The Consultant received a one-time engagement fee on the Effective Date and is eligible to receive a monthly fee for its services during the term of the Consulting Agreement in accordance with the terms and conditions of the Consulting Agreement, totaling up to a cumulative $1,015. In addition, the Consultant will receive an award of 4.99% of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the Consultant’s continued compliance with the terms of the Consulting Agreement; provided, Consultant will be eligible to receive an additional equity award at the 12-month anniversary of the Effective Date to ensure that Consultant hold as total equity interest equal to 4.99% of the fully diluted outstanding shares of the Company. Consultant shall not sell, transfer, or otherwise dispose of more than 5% of the total trading volume of the Company Common Stock, as traded on the applicable stock exchange or market, during any calendar month, calculated based on the total trading volume during the previous calendar month. The Company may terminate the Consulting Agreement at any time with at least 30 days’ prior written notice. The Consultant will be an independent contractor of the Company, and as such, the Consultant is not entitled to participate in any Company employee benefit plans.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

On January 27, 2025, the Company and AJB Capital Investments LLC entered into a Second Amendment dated as of October 10, 2024 (“Second Amendment”), to that certain Promissory Note dated as of August 28, 2024 (“Promissory Note”). The First Amendment to the Promissory Note dated as of October 1, 2024 (“First Amendment”), amends the Promissory Note, to increase the principal amount of the Promissory Note from $120,000 to $142,000. The Second Amendment to the Promissory Note amends the Promissory Note, as amended by the First Amendment, to increase the principal amount of the Promissory Note from $142,000 to $157,556, provided, however, that the $15,556 of additional principal carries an original issue discount of $1,556 withheld from the Company to cover monitoring costs associated with the Promissory Note.

The foregoing description of the Second Amendment to the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

On January 27, 2025 (the “Advance Date”), the Company entered into a Promissory Note with Ronald Levy, the Company’s, Chief Executive Officer, Chief Operating Officer and Secretary, to obtain an advance in the amount of $15,000 (the “Loan”) for the aforementioned Consultant engagement fee. The Loan bears interest at the rate of 5% per annum, with a maturity date four months from the Advance Date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Consulting Agreement dated as of January 23, 2025.
10.2	Second Amendment to Promissory Note, dated October 10, 2024, by and between the Crypto Company and AJB Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date:	January 29, 2025
		By:	/s/ Ron Levy
		Name:	Ron Levy
		Title:	Chief Executive Officer, Chief Operating Officer and Secretary